UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Form 8-K (this “Amendment No. 1”), which amends the Current Report on Form 8-K of America’s Car-Mart, Inc. originally filed with the Securities and Exchange Commission on May 3, 2022 (the “Original Report”), is being filed solely to correct an inadvertent error in the last sentence of the first paragraph of Item 1.01 of the Original Report and to include Appendix A (Definitions) in Exhibit 10.2, which was inadvertently omitted from Exhibit 10.2 in the Original Report. This Amendment No. 1 includes the Original Report in its entirety. Other than the corrections described above, no other statement or information has been changed from those presented in the Original Report.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2022, affiliates of America’s Car-Mart, Inc. (the “Company”) completed a securitization transaction (the “Securitization Transaction”), which involved the issuance and sale in a private offering of $236,000,000 aggregate principal amount of 3.23% Class A Asset Backed Notes (the “Class A Notes”), $52,000,000 aggregate principal amount of 4.47% Class B Asset Backed Notes (the “Class B Notes”), $74,570,000 aggregate principal amount of 5.48% Class C Asset Backed Notes (the “Class C Notes”), and $37,430,000 aggregate principal amount of 8.58% Class D Asset Backed Notes (the “Class D Notes” and, together with the Class A Notes, the Class B Notes and the Class C Notes, the “Notes”). The Notes were issued by ACM Auto Trust 2022-1 (the “Issuer”), an indirect subsidiary of the Company. The Notes are collateralized by loans directly originated by the Company’s operating subsidiaries, America’s Car Mart, Inc. and Texas Car-Mart, Inc. The Issuer will be the sole obligor of the Notes; the Notes will not be obligations of or guaranteed by the Company or any of its other affiliates or subsidiaries. Net proceeds from the offering (after deducting the underwriting discount payable to the initial purchasers and other fees) were approximately $396.0 million and are being used to pay outstanding debt, make the initial deposit into a reserve account, and for other general purposes.

Kroll Bond Rating Agency (“KBRA”) has rated the Notes as follows: Class A Notes, AA- (sf); Class B Notes, A- (sf); Class C Notes, BBB- (sf); and Class D Notes, BB- (sf).

To execute the Securitization Transaction, Colonial Auto Finance, Inc., a wholly owned subsidiary of the Company (the “Seller”), sold or conveyed certain customer receivable contracts (the “Receivables”) (loans made to finance customer purchases of used vehicles from the Company’s subsidiaries) to ACM Funding, LLC, an indirect wholly owned subsidiary of the Company (the “Depositor”), pursuant to a Purchase Agreement, dated as of April 27, 2022, by and between the Seller and the Depositor (the “Purchase Agreement”). The Receivables were then sold by the Depositor to the Issuer pursuant to a Sale and Servicing Agreement, dated April 27, 2022, by and between the Depositor, the Issuer, America’s Car Mart, Inc. , as servicer (the “Servicer”), and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Sale and Servicing Agreement”). Under the Sale and Servicing Agreement, the Servicer is responsible for servicing the Receivables and the Servicer will receive a monthly service fee equal to 4.00% (annualized) based on the outstanding principal balance of the Receivables. If the Servicer defaults on its obligations under the Sale and Servicing Agreement, it may, and under certain circumstances will, be terminated and replaced as servicer.

The Notes were sold initially to Credit Suisse Securities (USA) LLC, as an initial purchaser and representative of the initial purchasers, and then reoffered and resold only to “Qualified Institutional Buyers” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended, in transactions meeting the requirements of Rule 144A.

Credit enhancement for the Notes will consist of overcollateralization, a reserve account funded with an initial amount of not less than 2.00% of the pool balance as of the cut-off date, excess interest on the Receivables, and, in the case of the Class A Notes, the Class B Notes and the Class C Notes, the subordination of certain payments to the noteholders of less senior classes of notes.

The Servicer will have the right at its option to purchase (and/or designate one or more other persons to purchase) the Receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the Note balance has declined to 10% or less of the Note balance as of April 27, 2022, and (b) the sum of the purchase price (as described below) and the available funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the Trustee, the owner trustee, the backup servicer and the calculation agent and not previously paid (without giving effect to any caps), (iii) interest then due on the outstanding notes and (iv) the aggregate unpaid Note balance of all of the outstanding Notes (the “Optional Redemption”). If the Servicer (or its designee) purchases the Receivables and other Issuer property (other than the reserve account), the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding Notes, plus accrued and unpaid interest on the outstanding Notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the pool balance.

If certain events of default were to occur under the Indenture, the Trustee may, and at the direction of the required noteholders, shall cause the principal amount of all of the Notes outstanding to be immediately due and payable at par, together with interest thereon. Events of default under the Indenture include, but are not limited to, events such as failure to make required payments on the Notes or specified bankruptcy-related events. If an event of default related to specified bankruptcy-related events were to occur under the Indenture, all unpaid principal of and accrued interest, if applicable, on all the Notes outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholder.

The foregoing descriptions of the Indenture, the Purchase Agreement and the Sale and Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated April 27, 2022, by and between ACM Auto Trust 2022-1 and Wilmington Trust, National Association, as Indenture Trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2022)
10.1	Purchase Agreement, dated April 27, 2022, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2022)
10.2	Sale and Servicing Agreement, dated April 27, 2022, by and between ACM Auto Trust 2022-1, ACM Funding, LLC, America’s Car Mart, Inc. and Wilmington Trust, National Association, as Indenture Trustee, Backup Servicer, Calculation Agent and Paying Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: May 4, 2022	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)